EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the McAfee, Inc. 1997 Stock Incentive Plan, McAfee, Inc. 2010 Equity Incentive Plan, Foundstone, Inc. 2000 Stock Plan, MX Logic, Inc. 2002 Equity Incentive Plan, Secure Computing Corporation (formerly CipherTrust, Inc.) 2000 Stock Option Plan, Secure Computing Corporation 2002 Stock Incentive Plan, Cyberguard Corporation Employee Stock Option Plan, SafeBoot Option Plan 2006, and Network Associates, Inc. 2000 Nonstatutory Stock Option Plan of our reports dated February 18, 2011, with respect to the consolidated financial statements and schedule of Intel Corporation, and the effectiveness of internal control over financial reporting of Intel Corporation included in its Annual Report (Form 10-K) for the year ended December 25, 2010, filed with the Securities and Exchange Commission.

/ s / Ernst & Young LLP

San Jose, California
March 17, 2011